EXHIBIT 23.2

PricewaterhouseCoopers RUT. 81.513.400-1 Santiago de Chile Av. Andrés Bello 2711 Torre La Costanera - Pisos 2, 3, 4, y 5 Las Condes Teléfono [56](2) 940 0000 www.pwc.cl

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-138953) of Banco Santander-Chile of our report dated June 28, 2005, except for the restatement to constant Chilean pesos of December 31, 2006, for which the date is April 13, 2007 relating to the financial statements which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Santiago, Chile
June 14, 2007